UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 3, 2020

Franchise Group, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-35588	27-3561876
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454
(Address of principal executive offices) (Zip Code)

(757) 493-8855
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FRG	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On August 3, 2020, Franchise Group, Inc., a Delaware corporation (the “Company”) issued and sold (the “Offering”) an additional 630,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), pursuant to the full exercise of the underwriters’ option to purchase additional shares of Common Stock granted to the underwriters in the underwriting agreement (the “Underwriting Agreement”), dated as of June 25, 2020, as amended by Amendment No. 1 to the Underwriting Agreement, dated as of July 25, 2020, by and between the Company and B. Riley FBR, Inc., as representative of the several underwriters named therein.

The net proceeds to the Company from the Offering, inclusive of the previously disclosed issuance and sale of 4,200,000 shares of Common Stock pursuant to the Underwriting Agreement, were approximately $106 million, after deducting underwriting discounts and estimated offering expenses.

A copy of the legal opinion of Troutman Pepper Hamilton Sanders LLP relating to the legality of the Common Stock issued in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

5.1	Opinion of Troutman Pepper Hamilton Sanders LLP.

23.1	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franchise Group, Inc.

Date: August 3, 2020	By:	/s/ Eric F. Seeton
Eric F. Seeton
Chief Financial Officer